Exhibit 3.3






                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         NIELSEN MEDIA RESEARCH, INC.

                                     INTO

                             COGNIZANT CORPORATION

            Cognizant Corporation, a corporation organized and existing under the laws of Delaware (the "Corporation"),

            DOES HEREBY CERTIFY:

            FIRST: That the Corporation was incorporated on January 2, 1996, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

            SECOND: That the Corporation owns all of the outstanding shares of the Common Stock, par value $1.00 per share, of Nielsen Media Research, Inc., a corporation incorporated on October 1, 1996 pursuant to the DGCL.

            THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting of the Board of Directors on June 15, 1998, determined to merge into itself Nielsen Media Research, Inc. (the "Merger"):

            RESOLVED,   that the Corporation's wholly-owned subsidiary, Nielsen
                        Media Research, Inc., a Delaware corporation, merge with and into the Corporation pursuant to Section 253 of the DGCL, as set forth in the Certificate of Ownership and Merger (the "NMR Certificate of Merger") required to be filed with the Secretary of State of the State of Delaware; and be it further

            RESOLVED,   that the NMR Certificate of Merger and the transactions
                        contemplated thereby, be, and each of them hereby is, in all respects authorized and approved, and the officers of the Corporation be, and each of them hereby is, authorized to execute and file on behalf of the Corporation the NMR Certificate of Merger in the form as the officer or officers executing the NMR Certificate of Merger may deem necessary or appropriate; and be it further

            RESOLVED,   that the merger shall be effective upon the date of
                        filing of the NMR Certificate of Merger merging Nielsen
                        Media Research, Inc. into the Corporation with the Secretary of State of the State of Delaware or such other date and time as are set forth in the NMR
                        Certificate of Merger; and be it further

            RESOLVED,   that the surviving corporation of the merger shall amend
                        its name from "Cognizant Corporation" to "Nielsen Media
                        Research, Inc." and be it further

            FOURTH: The surviving corporation shall be the Corporation and shall amend its name from "Cognizant Corporation" to "Nielsen Media Research, Inc."

            FIFTH: The Merger shall be effective at 5:30 p.m., Eastern Daylight Time, on June 30, 1998.

            SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the filing of this Certificate of Ownership and Merger with the Secretary of State.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Kenneth Siegel, its Senior Vice President, General Counsel and Secretary and attested by Robin Nance on June 30, 1998.

                              COGNIZANT CORPORATION

                               By:   /s/ Kenneth S. Siegel
                                    -----------------------------------------
                             Name: Kenneth S. Siegel
                            Title: Senior Vice President, General Counsel
                                   and Secretary


Attest:

By:    /s/ Robin Y. Nance
      -----------------------------------
Name:  Robin Y. Nance
Title: Assistant Secretary